Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-B

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                       March 15, 2007

                       RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY       NEXT PAY                       COUPON
TRANCHE   CURRENCY       ORIGINAL      CURRENT      ORIGINAL  CURRENT  FREQUENCY      DATE                BASIS            CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA     AAA /Aaa/AAA     100%     100%     Quarterly   15 Jun 2007 3 Mth $ LIBOR        0.05%  5.41000%
Class A2    EUR     AAA /Aaa/AAA     AAA /Aaa/AAA     100%     100%      Monthly    16 Apr 2007 1 Mth EURIBOR        0.09%  3.70100%
Class A3    GBP     AAA /Aaa/AAA     AAA /Aaa/AAA     100%     100%     Quarterly   15 Jun 2007 3 Mth (pound) LIBOR  0.09%  5.38563%
Class B3    GBP        A/A1/A           A/A1/A        100%     100%     Quarterly   15 Jun 2007 3 Mth (pound) LIBOR  0.26%  5.55563%
Class C1    USD      BBB/Baa2/NR     BBB/Baa2/NR      100%     100%     Quarterly   15 Jun 2007 3 Mth $ LIBOR        0.40%  5.76000%
Class C3    GBP      BBB/Baa2/NR     BBB/Baa2/NR      100%     100%     Quarterly   15 Jun 2007 3 Mth (pound) LIBOR  0.46%  5.75563%

     Scheduled start of Controlled Accumulation Period:    1 June, 2009
     Expected maturity:                                    15 December, 2010
     Legal final maturity:                                 15 December, 2012
     Structure:                                            Sr/sub Seq Pay
     Tax Election:                                         Debt
     Amort. Type:                                          Soft Bullet
     Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
     Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
     Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
     Trustee:                                              Bank of New York (The)
     Underwriter:                                          The Royal Bank of Scotland plc

     New Issuance during period                            On 1 February 2007 the Issuer issued EUR 51,200,000 Series 2007-A
                                                           Class A2 Asset Backed Floating Rate Notes due 2014 and
                                                           GBP 24,000,000 Series 2007-A Class A3 Asset Backed Floating Rate
                                                           Notes due 2014

Pool Performance

Month end         Gross     Expense      Gross Charge     Excess         Excess         Transferor Interest
               Yield (%)    Rate (%)     Off Rate (%)    Spread (%)    Spread (%)          %      Min %
                                                                      Roll 1/4 Ave
Feb 28, 2007     18.30%      5.88%           6.60%          5.82%          6.09%         37.02%         6%
Jan 31, 2007     20.92%      6.26%           7.61%          7.05%          6.11%         39.42%         6%
Dec 31, 2006     19.19%      6.46%           7.34%          5.39%          5.78%         41.40%         6%
Nov 30, 2006     19.49%      6.00%           7.62%          5.87%          5.41%         40.72%         6%
Oct 31, 2006     20.51%      5.79%           8.66%          6.06%          5.24%         41.87%         6%
Sep 30, 2006     17.88%      5.93%           7.67%          4.28%          5.29%         38.17%         6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                        (% Pool)
               -----------------------------------------------------------------
Month end       30-59 days   60-89 days   90-179 days    180+ days     Total
---------       ----------   ----------   -----------    ---------     -----

Feb 28, 2007      1.23%         0.96%        2.48%           3.79%      8.46%
Jan 31, 2007      1.20%         0.96%        2.42%           3.67%      8.25%
Dec 31, 2006      1.20%         0.97%        2.36%           3.57%      8.09%
Nov 30, 2006      1.24%         0.96%        2.40%           3.56%      8.16%
Oct 31, 2006      1.24%         0.95%        2.39%           3.48%      8.05%
Sep 30, 2006      1.26%         1.01%        2.43%           3.63%      8.34%

Payment Rate

                    Payments                            Pool balance
               ---------------------------              ------------
Month End      Total ((pound)000)  Rate (%)              (pound)000

Feb 28, 2007     1,023,326          21.05%                4,775,517
Jan 31, 2007     1,270,169          25.27%                4,861,604
Dec 31, 2006     1,103,209          22.21%                5,026,446
Nov 30, 2006     1,200,831          23.71%                4,967,182
Oct 31, 2006     1,138,033          23.88%                5,063,743
Sep 30, 2006     1,033,824          21.48%                4,764,939

Average Actual Balance:                       (pound) 986

Number of Accounts:                             4,843,029

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business